Exhibit 99.1
KBR Appoints Rami Qasem to Board of Directors

HOUSTON, October 1, 2026 – KBR (NYSE: KBR) announced today the appointment of Rami Qasem to its board of directors effective October 1, 2026.

Mr. Qasem, 59, is a global energy, technology, and industrial executive with nearly 30 years of international leadership experience across oil and gas, industrial technology, digital transformation, artificial intelligence, and government partnerships. He served as Chief Executive Officer of APEX Industrial Services from 2025 to February 2026. He also served as Managing Director of Energy Capital Group during that same period. From 2023 to 2025, Mr. Qasem served as Executive Vice President and Chief Commercial Officer of BeyondAI, and during 2023, he also served as Chief Operations Officer of COP28 UAE. Prior to those roles, Mr. Qasem served as Executive Vice President and Chief Executive Officer, Digital Solutions of Baker Hughes from 2017 to 2023. Before then, Mr. Qasem spent 21 years at General Electric, beginning in 1996 and holding increasingly senior leadership positions, culminating as President and Chief Executive Officer, MENA & Turkey from 2002 to 2017, before transitioning to Baker Hughes following the 2017 merger of GE Oil & Gas and Baker Hughes. Mr. Qasem holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.

“I am delighted to welcome Rami to the KBR Board of Directors,” said KBR board Chair, President and CEO Stuart Bradie. “Rami brings nearly three decades of global leadership experience spanning energy, technology, digital solutions and operational excellence. His broad executive background and forward-looking perspective will be valuable additions to our board as KBR continues advancing differentiated technology solutions and creating long-term value for our stakeholders.”

The appointment further strengthens KBR's governance and leadership as the company progresses toward the planned separation of its Mission Technology Solutions business in January 2027. KBR expects to provide additional separation-related updates in the coming months.

About KBR
KBR is a global, capital-light lifecycle solutions company serving customers in high-complexity industrial, energy and infrastructure markets. Through its advisory, technical, engineering and operating expertise, KBR helps customers shape investments, reduce risk, deploy complex technologies, improve performance and deliver reliable outcomes across the asset lifecycle.

Following the planned separation of the Mission Technology Solutions business, KBR will operate as a focused standalone company with differentiated customer relationships, global execution capabilities and a capital-efficient business model. The company is positioned to benefit from long-term secular growth trends across energy security, energy transition, industrial modernization, and infrastructure investment. KBR's 15,000 employees operate across more than 40 countries.

About Trinzic
KBR’s Mission Technology Solutions business is expected to be spun off as an independent public company in January 2027 and will then operate under the new name Trinzic. The name is inspired by the word intrinsic, reflecting the essential capabilities, deep expertise, speed and trusted performance that have defined the business for decades. Trinzic will enter the market as a global company and partner to customers supporting some of the highest priority missions across national security, human performance, global operations and space. Trinzic will launch with more than $5 billion in annual revenue, established partnerships and contracts, 18,000 employees and a global footprint.

Forward Looking Statements
The statements in this press release that are not historical statements, including statements regarding future financial performance the planned spin-off of Trinzic, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks, uncertainties and assumptions, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks, uncertainties and assumptions include, but are not limited to, those set forth in the company’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks and other U.S. Securities and Exchange Commission filings, which discuss some of the important risks, uncertainties and assumptions that the company has identified that may affect its business, results of operations and financial condition. Due to such risks, uncertainties and assumptions, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Rachael Goldwait
Vice President, Investor Relations
713-753-5082
Investors@kbr.com
Media
Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com